FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: INVO Fertility, Inc. Entity or Nevada Business Identification Number (NVID): E04742622005-1
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: see Annex B Or ☐ No action by stockholders is required, name change only.
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ______ Jurisdiction of formation: ______ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ______ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Article IV, Section (a) has been amended as set forth on Annex A

(attach additional page(s) if necessary)

6. Signature: (Required)

X /s/ Steven Shum — Chief Executive Officer
Signature of Officer or Authorized Signer — Title

X ______ — ______
Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article IV, Section (a) has been amended to increase the authorized amount of shares of all classes of stock to 350,000,000 shares, consisting of (i) 250,000,000 shares of common stock, and (ii) 100,000,000 shares of preferred stock. [See Annex A on the attached page.]

[Regarding Item 3 of this form, see Annex B on the attached page.]

This form must be accompanied by appropriate fees.

INVO FERTILITY, INC.

ARTICLES OF AMENDMENT

ANNEX A

Article IV, Section (a) is hereby amended to read in its entirety as follow:

"(a) The total number of shares of all classes of stock of which the Corporation shall have the authority to issue is 350,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, $0.00001 par value per share ("Common Stock"), and (ii) 100,000,000 shares of Preferred Stock, $0.00001 par value per share ("Preferred Stock")."

INVO FERTILITY, INC.

ARTICLES OF AMENDMENT

ANNEX B

NRS § 78.390 provides that the approval required for a publicly traded corporation to amend its articles of incorporation solely for the purpose of increasing or decreasing the number of shares the corporation is authorized to issue is a "vote of the stockholders of the affected class or series."

Stockholders representing a majority of the votes cast on a proposal to amend our articles of incorporation solely for the purpose of increasing the number of shares we are authorized to issue voted in favor of such proposal.